UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 28, 2012
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BLACK HILLS CORPORATION
(Exact name of registrant as specified in its charter)
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South Dakota
(State or other jurisdiction of incorporation)
001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400
(Zip Code)
605.721.1700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 28, 2012, the registrant issued a press release announcing that its subsidiary, Black Hills Exploration and Production, Inc., closed on the previously announced sale of approximately 85 percent of its Bakken and Three Forks shale assets in the Williston Basin to QEP Energy Company for approximately $243 million, subject to customary post-closing adjustments.
The registrant also announced its intent to redeem $225 million senior unsecured 6.5 percent notes, which mature on May 15, 2013. Cash proceeds from the sale of its Williston Basin assets will be used to fund the redemption, which is expected October 31, 2012.

The press release is attached as Exhibit 99 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99    Press Release dated September 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /S/ ANTHONY S. CLEBERG
Anthony S. Cleberg
Executive Vice President
and Chief Financial Officer

Date: September 28, 2012

Exhibit Index

Exhibit No.    Description

99        Press Release dated September 28, 2012.